Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Intrepid Mining, LLC of our report dated April 7, 2006 relating to our audits of the consolidated financial statements of Intrepid Mining, LLC for the years ended December 31, 2005 and 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Hein & Associates LLP

HEIN & ASSOCIATES LLP

Denver, Colorado

December 19, 2007